Exhibit 20.6
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                 For the Month of October 1999
                            Distribution Date of November 15, 1999
                                    Servicer Certificate #6

Original Pool Amount                                       $714,764,750.47
Subsequent Receivables  (transferred 6/3/99)                         $0.00


Beginning Pool Balance                                     $624,065,598.60
Beginning Pool Factor                                            0.8731063

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $17,416,883.76
     Interest Collected                                      $4,209,647.98

Additional Deposits:
     Repurchase Amounts                                              $0.00
     Liquidation Proceeds / Recoveries                         $669,976.68
Total Additional Deposits                                      $669,976.68

Repos / Chargeoffs                                           $1,267,814.88
Aggregate Number of Notes Charged Off                                   84

Total Available Funds                                       $22,296,508.42

Ending Pool Balance                                        $605,380,899.96
Ending Pool Factor                                               0.8469652

Servicing Fee                                                  $520,054.67

Repayment of Servicer Advances                                       $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $31,747,776.91
     Target Percentage                                               5.25%
     Target Balance                                         $31,782,497.25
     Minimum Balance                                        $14,295,295.01
     (Release) / Deposit                                      ($146,970.01)
     Ending Balance                                         $31,600,806.90

Current Weighted Average APR:                                       8.613%
Current Weighted Average Remaining Term (months):                    44.98

Delinquencies                                           Dollars          Notes
     Installments:              1 - 30 days          $2,511,352.50       2,277
                                31 - 60 days           $515,417.89         390
                                60+  days               $86,745.41          46

     Total:                                          $3,113,515.80       2,277

     Balances:                  60+  days            $2,238,503.42          46

Memo Item - Reserve Account
     Prior Month                                    $31,528,570.84
+    Invest. Income                                    $146,970.01
+    Excess Serv.                                       $72,236.06
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $31,747,776.91

Exhibit 20.6
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of October 1999

                                                                                                NOTES

                                     TOTAL         CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4     CLASS B NOTES
                                $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
     Distribution Percentages                            100.00%            0.00%            0.00%            0.00%           0.00%
     Coupon                                              5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance          $624,065,598.60
Ending Pool Balance             $605,380,899.96

Collected Principal              $17,416,883.76
Collected Interest                $4,209,647.98
Charge - Offs                     $1,267,814.88
Liquidation Proceeds / Recoveries   $669,976.68
Servicing                           $520,054.67
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $21,776,453.75

Beginning Balance               $624,065,598.60   $56,300,848.13  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47

Interest Due                      $3,019,519.05      $242,527.63      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Interest Paid                     $3,019,519.05      $242,527.63      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Principal Due                    $18,684,698.64   $18,684,698.64            $0.00            $0.00            $0.00           $0.00
Principal Paid                   $18,684,698.64   $18,684,698.64            $0.00            $0.00            $0.00           $0.00

Ending Balance                  $605,380,899.96   $37,616,149.49  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Note / Certificate Pool Factor           0.2559           1.0000           1.0000           1.0000           1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions              $21,704,217.69   $18,927,226.27      $911,125.00      $991,666.67      $744,514.04     $129,685.71

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                     $72,236.06
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $31,747,776.91
(Release) / Draw                   ($146,970.01)
Ending Reserve Acct Balance      $31,600,806.90

Exhibit 20.6
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of October 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                        5                   4                   3                  2                  1
                                     Jun-99              Jul-99              Aug-99             Sep-99              Oct-99
Beginning Pool Balance          $690,784,778.67     $673,818,001.04     $655,869,913.06     $639,469,177.30     $624,065,598.60

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                   $894,496.43       $1,018,503.85       $1,026,225.43       $1,857,217.81       $1,267,814.88
    Recoveries                            $0.00         $107,215.28          $37,759.71         $748,190.99         $669,976.68

Total Charged Off (Months 5, 4, 3)                    $2,939,225.71
Total Recoveries (Months 3, 2, 1)                     $1,455,927.38
Net Loss / (Recoveries) for 3 Mos                     $1,483,298.33 (a)

Total Balance (Months 5, 4, 3)                    $2,020,472,692.77 (b)

Loss Ratio Annualized  [(a/b) * (12)]                         $0.01

Trigger:  Is Ratio > 1.5%                                        No
                                                                             Aug-99             Sep-99              Oct-99

B)   Delinquency Trigger:                                                 $2,484,386.81       $3,114,050.81       $2,238,503.42
     Balance delinquency 60+ days                                              0.37879%            0.48697%            0.35870%
     As % of Beginning Pool Balance                                            0.35880%            0.42116%            0.40815%
     Three Month Average

Trigger:  Is Average > 2.0%                                     No

C)   Noteholders Percent Trigger:                         4.42115%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer